EXHIBIT 23.1

                   Consent of KPMG Peat Marwick LLP

               Independent Certified Public Accountants
                    Consent of Independent Auditors


The Board of Directors and Stockholders
Specialized Health Products International, Inc.

     We consent to the use of our report dated Febuary 2, 1996, on the consolidated financial statements of Specialized Health Products
International, Inc. and subsidiary included herein and to the reference to our Firm under the headings "Selected Financial Data" and "Experts" in the Prospectus.

                                      /s/ KPMG Peat Marwick, LLP

Salt Lake City, Utah
June 12, 1996